UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2004

Artisoft, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Cambridge Center, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 354-0600

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 23, 2004, Artisoft, Inc. (“Artisoft”) entered into an asset purchase agreement with Vertical Networks Incorporated (“Vertical Networks”), a California company that provides customizable distributed communications solutions for branch offices and stores in several industries, including financial services, healthcare, publishing and retailing.

Purchase Price and Acquired Assets.  Under the asset purchase agreement, Artisoft agreed to acquire substantially all of the assets of Vertical Networks, other than its patents and patent rights.  The acquisition was consummated on September 28, 2004.

Artisoft agreed to pay a purchase price consisting of:

•                  $13.5 million in cash, paid at closing except for $1.0 million held in escrow to secure Vertical Networks’ indemnification obligations to Artisoft;

•                  assumption of most liabilities of Vertical Networks, estimated at approximately $5.9 million (excluding acquired deferred revenue); and

•                  up to $5.5 million in cash payable under an earn-out provision in an amount equal to the first $5.5 million of non-refundable software license revenues received in cash by Artisoft from CVS Pharmacy, Inc. with respect to various types of Vertical Networks software to be used by CVS in connection with a rapid prescription refill project that it plans to roll out to its stores and other projects.

The purchase price is not subject to upward or downward adjustment based upon the working capital, net worth or other balance sheet items of Vertical Networks.

Vertical Networks Covenants.  Vertical Networks has agreed not to compete with the business that it has sold to Artisoft for a period of five years following the closing or to offer employment to employees of Artisoft who are former employees of Vertical Networks for a period of three years following the closing.

Vertical Networks has made various covenants that are customarily included in asset purchase agreements, including covenants in regard to protection of confidential information; sharing of data; cooperation on future tax return preparation and litigation; insurance claims; and collection of accounts receivable.  Vertical Networks has also agreed to pay its former employees a total of $3.0 million under the terms of an employee incentive plan.  Approximately one half of such amount is payable approximately one year following the closing to those former employees who become Artisoft employees and who neither resign nor are terminated for cause by Artisoft.

Vertical Networks has agreed to indemnify Artisoft against damages due to misstatements and omissions in its representations and warranties, as well as breaches of Vertical

Networks’ covenants and other specified matters, up to a maximum amount of $1.0 million.  All claims for indemnification, other than certain tax-related claims, must be made prior to September 28, 2005.  On that date, the $1.0 million that Artisoft has placed in escrow will be released to Vertical Networks, except for any amount as to which Artisoft has made an indemnification claim.  No claims for indemnification may be brought unless and until Artisoft’s aggregate damages exceed $100,000, with specified exceptions, in which case all damages up to $1.0 million will be indemnified against (not just damages in excess of $100,000).

Vertical Networks Representations.  Vertical Networks has made representations and warranties to Artisoft about matters which are customarily included in asset purchase agreements.  These matters include financial statements; absence of undisclosed liabilities and certain changes; ownership and condition of assets; customer and supplier relations; employee matters; intellectual property; real property leases; material contracts; accounts receivable; regulatory compliance; disclosure; litigation; tax matters; insurance; brokers; environmental matters; incorporation; authorization; non-contravention; and conflicts of interest.  These representations and warranties will survive for one year after the closing.

Artisoft Representations and Indemnification.  Artisoft has agreed to indemnify Vertical Networks against damages due to misstatements and omissions in its representations and warranties, as well as breaches of Artisoft’s covenants and other specified matters, up to a maximum amount of $13.5 million.  All claims for indemnification for breaches of representations and warranties must be made prior to September 28, 2005.  No claims for indemnification may be brought unless and until Vertical Networks’ aggregate damages exceed $100,000, with specified exceptions, in which case all damages up to $13.5 million will be indemnified against (not just damages in excess of $100,000).

Artisoft has made representations and warranties to Vertical Networks about matters which are customarily included in asset purchase agreements.  These matters include incorporation; authorization; non-contravention; brokers; and litigation.

Vertical Networks Agreement regarding Patents and Patent Applications

Under a separate agreement entered into on September 28, 2004, Vertical Networks has granted Artisoft a non-exclusive, worldwide, irrevocable, royalty-free license to the use of all of Vertical Networks’ patents and patent applications, other than Vertical Networks’ rights under specified patents that do not relate to the business purchased by Artisoft.  Such license is transferable and sublicensable subject to specified restrictions.  Vertical Networks has further agreed to share with Artisoft in specified percentages any revenues derived in the future from the assignment of Vertical Networks’ patents and/or patent applications to a third party which then seeks to license such patents and/or patent applications to others and/or enforce such patents.  If no such third-party transaction is entered into prior to March 26, 2005, Vertical Networks will assign the patents and patent applications to Artisoft.

There are no material relationships between Vertical Networks and Artisoft or any of Artisoft’s affiliates, directors or officers, or associates of any of such directors or officers, other than in respect of the agreements described above and related matters.

Amendment to Stock Incentive Plan

On September 24, 2004, the Board of Directors of Artisoft adopted and approved an amendment to Artisoft’s 2004 Stock Incentive Plan (the “Plan”) increasing the number of shares of common stock of Artisoft reserved for issuance under the Plan (including the annual increase in the authorized number of shares effective July 1, 2004) from 2,057,013 to 6,409,947.  The amendment to the Plan is not subject to the approval of Artisoft’s stockholders, although Artisoft intends to seek such approval at the next annual meeting of its stockholders.

The Plan provides for the grant of stock options and restricted stock awards to employees, officers, directors, consultants and advisors of Artisoft and its subsidiaries

8-K Exhibits

The foregoing descriptions of the asset purchase agreement, the agreement regarding patents and patent applications and the amendment to the 2004 Stock Incentive Plan do not purport to be complete summaries.  You are urged to read the complete documents, copies of which are attached as exhibits to this current report on Form 8-K, for a complete description of the terms and conditions of such documents.

Item 9.01.                                        Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of September 23, 2004, between Artisoft, Inc. and Vertical Networks Incorporated(1)

10.1	Agreement, dated as of September 28, 2004, between Artisoft, Inc. and Vertical Networks Incorporated

10.2	Amendment to 2004 Stock Incentive Plan

99.1	Press Release, dated September 29, 2004, of Artisoft, Inc.(2)

(1) The exhibits and schedules to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Artisoft will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

(2) Filed pursuant to Rule 135c under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISOFT, INC.

Date: September 29, 2004	By:	/s/ Duncan G. Perry

Duncan G. Perry Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of September 23, 2004, between Artisoft, Inc. and Vertical Networks Incorporated

10.1	Agreement, dated as of September 28, 2004, between Artisoft, Inc. and Vertical Networks Incorporated

10.2	Amendment to 2004 Stock Incentive Plan

99.1	Press Release, dated September 29, 2004, of Artisoft, Inc.